UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 6, 2005

                                 GOAMERICA, INC.
             (Exact Name of Registrant as Specified in its Charter)



    Delaware                          0-29359                        22-3693371
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(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)


   433 HACKENSACK AVENUE, HACKENSACK, NJ                           07601
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   (Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number, including area code (201) 996-1717


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On July 6, 2005, GoAmerica, Inc. (the "Company") entered into an Agreement and Plan of Reorganization with Hands On Video Relay Services, Inc. and Hands On Sign Language Services, Inc. Under the agreement, the two Hands On entities will merge with two newly formed acquisition subsidiaries of the Company, and the shareholders of Hands On will receive a number of shares of the Company's common stock approximately equal to the number of shares of the Company's common stock outstanding immediately prior to the closing. Completion of the merger is subject to shareholder approval by the shareholders of the Company and Hands On, and other customary closing conditions. The principal shareholders of Hands On have agreed to vote their shares in favor of the merger.

      The Company has issued a press release announcing the execution of the Agreement and Plan of Reorganization.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      Exhibit 2.1    Agreement and Plan of Reorganization
      Exhibit 99.1   Registration Rights Agreement
      Exhibit 99.2   Press Release
      Exhibit 99.3   Investor Communication


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GOAMERICA, INC.



                                            By: /s/ Daniel R. Luis
                                              ----------------------------------
                                              Daniel R. Luis
                                              Chief Executive Officer



Dated: July 6, 2005


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

EXHIBIT INDEX

Exhibit 2.1   Agreement and Plan of Reorganization
Exhibit 99.1  Registration Rights Agreement
Exhibit 99.2  Press Release
Exhibit 99.3  Investor Communication


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